Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-247958) and Form S-8 (No. 333-24929, No. 333-31397, No. 333-134395, No. 333-264879, No. 333-272837) of The Hanover Insurance Group, Inc. of our report dated February 21, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 21, 2025